Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Prospectus consituting a part of the Pre-Effective Amendment No. 1 to the registration statement of Intellicheck Mobilisa, Inc on Form S−3 (No. 33-167124) of our report dated March 11, 2010, appearing in the Annual Report on Form 10-K of Intellicheck Mobilisa, Inc. for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the joint Prospectus.

/s/ Amper, Politziner & Mattia, LLP
New York, New York
July 6, 2010